UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

AXIOM III, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-120967	20-1204606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Eastern Concept Development Ltd. Room 1701, 17/F, Henan Building 90 Jaffee Road, Wanchai Hong Kong SAR of the People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 852-6873-0043

2341 Boston Road
Wilbraham, MA 01095
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

AXIOM III, INC.

CURRENT REPORT ON FORM 8-K

Item 1.01    Entry into a Material Definitive Agreement
Item 2.01    Completion of Acquisition or Disposition of Assets

Share Exchange Agreement

Introduction

In this transaction, Axiom III, Inc., a Nevada corporation (“AXIO”), and registrant pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), entered into a Share Exchange Agreement (the “Agreement”) on October 10, 2007, between and among the AXIO, Duane Bennett, the Chief Executive Officer and sole Director of AXIO (“Bennett”), Eastern Concept Development Ltd., a corporation organized and existing under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Eastern Concept”), Mr. Benny Lee, the sole shareholder of Eastern Concept (“Eastern Concept Shareholder”), Foshan Wanzhi Electron S&T Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Foshan”),and Jun Chen, the representative of the shareholders of Foshan (“Foshan Shareholders”). Subsequently, Eastern Concept Corporate Consulting (Shenzhen) Limited, a company organized and existing under the laws of the People’s Republic of China and a wholly owned subsidiary of Eastern Concept (“Eastern Concept Consulting”), entered into a Share Exchange Agreement, dated November 6, 2007, with the shareholders of Foshan pursuant to which the shareholders of Foshan agreed to exchange 100% of the share capital of Foshan for a purchase price of approximately $1.3 million. The share exchange transaction was consummated on November 9, 2007, and, as a result, Foshan became a wholly owned subsidiary of Eastern Concept Consulting. This Current Report on Form 8-K contains the disclosure with respect to Foshan required by Form 10-SB and a full audit of the financial statements of Foshan as well as pro forma financial information with respect to AXIO and Foshan, all as required by Item 9.01 of Form 8-K. The Share Exchange Agreement is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

The Agreement

AXIO, Bennett, Eastern Concept, the Eastern Concept Shareholder, Foshan and the Foshan Shareholders entered into the Agreement pursuant to which AXIO agreed to acquire from the Eastern Concept Shareholder one hundred percent (100%) of all of the issued and outstanding share capital of Eastern Concept (the “Eastern Concept Share Capital”), in exchange for 35,351,667 shares of common stock of AXIO, or 70.7% of the total 50,000,000 issued and outstanding shares of common stock of AXIO after giving effect to the share exchange. As additional consideration, the Eastern Concept Shareholder agreed to pay $262,500 to the Northeast Nominee Trust, which is the majority shareholder of AXIO. Bennett is the trustee of the Northeast Nominee Trust, whose corpus is held for the benefit of his children. The Share Exchange Agreement is attached as Exhibit 2.1 hereto, and incorporated by reference herein.

In addition, pursuant to the terms and conditions of the Agreement:

•
The parties to the Agreement agreed that AXIO shall not consummate a reverse stock split or any similar reclassification or combination of its common stock for a period of one year from October 1, 2007.

•
Bennett and the Northeast Nominee Trust agreed to execute and deliver to Eastern Concept a Leak-Out Agreement which limits the ability of Bennett and the Northeast Nominee Trust to sell any portion of the 1,000,000 share block of AXIO common stock retained by Bennett as part of the transaction for a period of one year from the date thereof in excess of 10,000 shares per day on an absolute basis.

•	On the Closing Date, the Registrant paid and satisfied all of its “liabilities” as such term is defined by U.S. GAAP as of the closing.

As a result of the exchange of a majority of AXIO’s common stock for all of the share capital of Eastern Concept, the Eastern Concept Shareholder and his designee have acquired majority control of the outstanding common stock of AXIO and have appointed their candidate to the Board of Directors at closing. The existing director will continue to serve and will resign in compliance with Rule 14f-1 of the Exchange Act.  It is worth noting that Karol Kapinos had earlier resigned from his position as a director of the Registrant, and Lawrence Nault had earlier resigned from his position as President of the Registrant. Bennett continued as a Director and was appointed as Chief Executive Officer of the Registrant. A Form 8-K reporting these management changes was filed with the Commission on October 11, 2007.

As of the Closing, Benny Lee was appointed as a Director, to serve together with Bennett, and he was appointed to the offices of Chief Executive Officer, Chief Financial Officer and Secretary of the Registrant. At Closing, Bennett resigned his office as Chief Executive Officer and resigned his position as a director effective upon the expiration of the ten day period after a Schedule 14F-1 has been mailed to shareholders of record. Accordingly, the new Board of Directors consists of Mr. Benny Lee, as the sole director.

As of the date of the Agreement there are no material relationships between the Registrant and any of its affiliates and Eastern Concept or Foshan, other than in respect of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of each such agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Subsequent to the closing under the Agreement, Eastern Concept Consulting entered into a Share Exchange Agreement, dated November 6, 2007, with the shareholders of Foshan pursuant to which the shareholders of Foshan agreed to exchange 100% of the share capital of Foshan for the purchase price of approximately $1.34 million. The share exchange transaction was consummated on November 9, 2007, and, as a result, Foshan became a wholly owned subsidiary of Eastern Concept Consulting. This Current Report on Form 8-K contains the disclosure with respect to Foshan required by Form 10-SB and a full audit of the financial statements of Foshan as well as pro forma financial information with respect to AXIO and Foshan, all as required by Item 9.01 of Form 8-K. The Share Exchange Agreement is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Agreement refer to Foshan, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Agreement refer to the Registrant and its subsidiaries. Information regarding AXIO, and Eastern Concept and Foshan, and the principal terms of the transactions consummated hereby are set forth below.

Organizational Charts

Set forth below is an organization chart of the entities that existed prior to the closing of the Agreement and after the closing.

Before Closing

Shareholder of Eastern Concept Development Ltd.
100%
Eastern Concept Development Ltd.
(a Hong Kong corporation)

After Closing

Shareholder of Eastern Concept Development Ltd.
70.7%
AXIOM III, INC.
(a Nevada corporation)
100%
Eastern Concept Development Ltd.
(a Hong Kong corporation)
100%
Eastern Concept Corporate Consulting (Shenzhen) Ltd.
(a PRC corporation)
100%
Foshan Wanzhi Electron S&T Co., Ltd.
(a PRC corporation)

Description of Axiom III’s Business

Overview

AXIO originally incorporated in Massachusetts as Axiom First Corporation on May 22, 2003. Northeast Nominee Trust owned 100% of Axiom First Corporation. AXIO also created a second corporation, Axiom Second Corporation, which was also incorporated in Massachusetts on May 22, 2003. Axiom First owned, and continues to own, 100% of its subsidiary, Axiom Second Corporation. The next month, on June 12, 2003 director Bennett deeded to Axiom Second Corporation the property located at 80 Cochran Street in Chicopee, Massachusetts. In June 2004, AXIO incorporated Axiom III, Inc., a Nevada corporation. By agreement dated June 30, 2004, Northeast Nominee Trust entered into a share exchange with Axiom III, Inc., in which the trust exchanged its 100% ownership in Axiom First Corporation for 2,500,000 shares of Axiom III, Inc., and Axiom III, Inc. assumed 100% ownership of Axiom First Corporation and its subsidiary.

AXIO is a development stage company and currently owns one apartment building in Chicopee, Massachusetts, near Springfield in western Massachusetts. It had planned to continue in this line of business for the foreseeable future. However, the opportunity to consummate a reverse merger with Eastern Concept came along and the sole Director of AXIO deemed this to be in the best interests of shareholders. AXIO is currently authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. It currently has 14,648,333 shares of common stock, and no shares of preferred stock issued and outstanding.

Description of the Business of Eastern Concept

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Agreement refer to Foshan, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Agreement refer to the Registrant and its subsidiaries.

Introduction to the Business of Eastern Concept

Eastern Concept was incorporated in Hong Kong with limited liability on June 29, 2007 with 10,000 authorized shares with a par value of HK$1. On incorporation, one share of HK$1 each was issued at par for cash to provide initial working capital for the Company. The Company is in the development stage and has not yet commenced operations. It was capitalized at $1.36 million in cash and cash equivalents for the purpose of making an acquisition of Foshan.

Eastern Concept, through its wholly owned subsidiary, Eastern Concept Consulting, has consummated an agreement to make an acquisition of the 100% of the share capital of Foshan Wanzhi Electron S&T Co., Ltd., a corporation organized and existing under the laws of the People’s Republic of China, from the Foshan Shareholders. Item 9.01 of Form 8-K would require an audit of the operations of Foshan, together with disclosure at the Form 10-SB level about the operations of Foshan. What follows is the disclosure required by Form 8-K.

Introduction to the Business of Foshan

Foshan is principally engaged in providing smart card payment systems and related value-added services mainly in the Guangdong province of the People’s Republic of China. Foshan is a “non-bank” card issuer/operator with support from the municipal government and approval from the People’s Bank of China to collect deposits as prepayment stored in the chip embedded in the card.

The audited financial statements of Foshan are set forth in Exhibit 99.1 hereto. They have been audited by Mazars CPA Limited attached to the financial statements is a copy of the report of Mazars thereon.

Foshan was founded in 2005 by Mr. Li Xinhao, an entrepreneur from Foshan, Guangdong Province in the People’s Republic of China. He is committed to integrated smart card business operations with the AIOMS Card. Foshan’s mission is to provide people with a lifestyle of convenience, applicability and point accumulation loyalty programs. The management team at Foshan is determined to build its operations into one of the leaders in the AIOMS Card market.

Foshan is a successful operator of All-in-One Municipal Service Cards (AIOMS Card). The AIOMS Card has a built-in microchip containing an electronic purse and other applications which can accurately record the holder’s transaction details. Examples of the usages of AIOMS pre-store value Cards include, but are not limited to, the following: VIP shopping cards, prepaid phone cards, municipal travel cards, student security cards, corporate employee cards and lottery sales cards.

Currently, Foshan has approximately 400,000 student card users, 250,000 corporate card users and three million VIP merchant card users.

Foshan has opened branches in the cities of Guangzhou, Foshan, Shenzhen, Dongguan, Huizhou and Maoming within Guangdong Province, and has signed a contract to open branches in other major cities in China. It currently has 20 card equipment and software development staff members, five industrial service integration and management personnel, 20 business and customer service personnel, and 40 technical representatives.

Since its establishment, Foshan has experienced significant growth in the market. With rising demand for its products and services, Foshan intends to expand its business scope to facilitate further expansion.

Detail of Foshan’s Operations

Foshan is principally engaged in providing smart card payment systems and related value-added services through the operation of the AIOMS Card. Each AIOMS card has a built-in microchip containing an Electron S&T purse and other applications which can accurately record the holder’s transactions details. The government issues unique operating licenses of the all-in-one municipal cards for the operator of each major city. Based on the current operating license of the AIOMS card in the city of Foshan, Foshan aims to build a clearance payment and management system for the AIOMS cards as well as to offer value added services including the fixed and mobile information channels.

Foshan currently has approximately 400,000 student card users, 250,000 corporate card users and 3 million VIP merchant card users. It generates revenue from merchant discounts offering; prepaid card fees; and interest on stored value of the AIOMS cards. The AIOMS cards consist of 5 major operating areas of products and services, they include:

•	Government services: offer payment services of social security; medical; government reimbursement and transfer for applicable government services;
•	Municipal utilities services: offer payment services of public transportation; library and cultural facilities; and other public services;
•	E-money services: offer petty Electron S&T payment services for expenditures in merchant stores; fast food stores; and other available member merchants;
•
Data providing services:  offer database of services and consumption patterns of users for analyzing effective consumer behaviors; offer information distribution services such as SMS; email; website information to targeted users according to businesses and institutions’ preferences.

•
Value-added services: offer specific services such as employee cards which allow internal wage settlement, shopping payment and remote remittance; student cards which stores student academic results as well as government subsidized assistances; and sales agent which includes prepaid phone cards, game cards, and lottery tickets.

How much Foshan Sells

Our net sales to unaffiliated customers for the fiscal year ended December 31, 2006 were approximately $190,570, and for the six months ended June 30, 2007 were approximately $304,057. All operating revenues were generated from providing services of our smart card system to various third parties.

Where Foshan Does Business

Currently, Foshan operates its AIOMS card payment system and related value-added services from its headquarter in Nanhai District, Foshan City, Guangdong Province, the PRC, with population of over 7 million. There are several smart card operators in China and the government intends to designate one operator in each of the major cities.  Existing operators include the ones in the cities of Guangzhou; Zhuhai; Shanghai and Beijing.

Where Foshan is Headed

Our strategies for achieving continued success include:

•	Acquire operating licenses for other AIOMS card from the government in other major cities with no current operators, including targeted city of Dongguan;
•	Merge and acquire existing AIOMS card businesses from current operators, including the Guangzhou operator; and
•	Acquire related value-added services businesses so as to provide turnkey services for card users.

Revenue forecast for the next three years

Revenue generated from the AIOMS cards for the next three years are forecast to be:

•	2007: US$1.2 million
•	2008: US$2.5 million
•	2009: US$5.2 million

Foshan’s sources of revenues

The revenues of our AIOMS Cards operations will come from increased card usage and the development of new types of cards for sale. Additional sources including the following:

•	Commissions from petty payment and settlement for the citizen cards;
•	Monthly maintenance fees from the student cards;
•	Commissions from shopping and transfer services from the employee cards;
•	Commissions from petty payment and settlement for the municipal travel cards;
•	Commissions from consumption activities of the VIP merchant cards; and
•	Income from providing database of consumption patterns to businesses and institutions.

Factors that affect sales volumes for AIOMS cards include:

•	World gross domestic product growth
•	Number of AIOMS card operators acquired and
•	Development of additional value-added services

Factors that affect the prices for AIOMS cards include:

•	World economic environment
•	Relative strength of the Chinese RMB
•	Quality of services provided
•	Abundancy of services provided

 Analysis of the Markets for Smart Cards and AIOMS Cards

Smart cards, which are intended primarily for electronic payment and identification purposes, are being used in a wide range of fields, particularly the public transportation sector, and have become an important hi-tech means to facilitate the development of urban transportation fee collections and management of municipal infrastructure service sectors. Thanks to superb capabilities in moving object identification and processing of non-contact integrated circuit cards (“IC card”), the all-in-one public transportation card system has become the largest application of non-contact cards. With the continued development of technologies, standards and applications/products, the all-in-one public transportation card system, primarily through the means of non-contact cards, has been thriving in China.

In early 1998, the non-contact IC card based (including magnetic cards) automatic ticket checking system was employed in the number 1 and 2 subway line in Shanghai. This proved to be a successful application of non-contact IC cards in the urban rail transportation sector. In the same year, the LEGIC non-contact IC traffic system was deployed in Shenzhen and resulted in similar successes.

In view of the characteristics of the municipal traffic management systems in China and the applications of non-contact IC cards, the Chinese government has made great efforts to integrate resources for public transportation infrastructure development, construction, operation and management sectors. As a matter of fact, the real purpose of municipal all-in-one cards is to allow reasonable allocation and integration of the valuable resources in the public transportation management and operation sectors, and to keep the public transportation IC card payment system under the macro-control of the government. While trying to do more with less, it is seeking to allow citizens (i.e., the end users) to share the benefits of the all-in-one card system with the lowest possible cost. The deployment of all-in-one card systems can also comprehensively improve the management and service standards of the public transportation sector.

So far, all-in-one municipal transportation card systems or the AIOMS cards have been deployed or are being deployed in a number of major cities, including Shanghai, Beijing, Guangzhou, Shenzhen, Dalian, Wuhan, Nanjing, Tianjin, Shenyang and Foshan. There are also many smaller cities that are planning to deploy or have deployed the AIOMS Card. Notably, with approximately 6 million cards issued and with coverage across all public transportation, subway, taxi and ferry sectors, the AIOMS Card in Shanghai represents the most significant application of this technology in providing guidance of operations in other cities.

The well regarded AIOMS Card is the Octopus system operating in Hong Kong, which has proven to be a very successful case for the application, operation and management. In Hong Kong, 13 million cards have been issued, totaling an annual transaction volume of HKD 25 billion. The system is extensively used for payment and petty-expenditures in the urban railway and public transportation sectors. The Octopus system is today the primary payment means of Hong Kong citizens for public transportation services. In the meantime, the extensive use of pre-paid cards (over 70% in the urban rail traffic sector) has greatly reduced the use of one-way tickets, substantially saving operation and management costs for the system.

Worldwide, all-one-one municipal transportation card systems have been deployed in Singapore, London, Rome, Seoul/Pusan, Tokyo and a number of other cities. Particularly in Singapore and Seoul/Pusan, the all-one-one municipal transportation card system is being used on extremely large scales. The Octopus system and other successful AIOMS Card systems around the world all share many similarities, including: 1) they all started in the urban rail transportation sector and later expanded into the public transportation system; 2) they all attached significant importance to the settlement system, card issuance, pre-payment deposit system and, particularly, the service functions of the all-in-one card systems; and 3) they have been able to achieve an overall balance of economic and social benefits for owners and operators of the systems through market-oriented measures.

Competition

The competition of the all-in-one municipal card industry in China is mainly derived from the ability of acquiring operation licenses and attracting of clients of value-added services. Currently in the Chinese market, the management believes that there is no other company implementing a similar AIOMS Card operation model as that of Foshan. However, a number of larger players are beginning to try out in the sector, and competitors are thus emerging, including:

1)  AIOMS Card operator -- Yangchengtong
Yangchengtong in Guangzhou is engaged in the all-in-one public transportation card business and its most distinct advantage is its large user base. However, it has notable vulnerabilities due to limitation of historical corporate infrastructure, which results in the inability of transforming its citizen cards into inscribed cards for intra-industries operation.  The company has experienced weak performance in the past and is unable to make a desirable profit.

2)  Jiaxiaotong operators
While electronic payment is stymied by a number of challenges in the municipal service sector that is dominated by the “all-in-one public transportation cards,” the “all-in-one education card”-dominated education payment sector is on the fast track, due mainly to the support of government policies and market demands. There are a large number of such operators nationwide. Most of these operators are derived from companies formerly engaged in developing the IT structure of the education sector, and they maintain their advantages in terms of experience in the education industry. However, with a vision limited to their existing industry, they have not been able to obtain AIOMS Card operation licenses, not to mention crossing over the threshold of the overall capability needed for the operation of the AIOMS Card.  Currently, most of these operators are still making losses or are barely profitable.  In view of their scales and resources, no integrated operator with a similar communication, financial and payment operation to that of Foshan is in the market or is expected to emerge in the near future. This situation provides Foshan with abundant user resources and valuable market opportunities.

3)  Industry leaders
With the expansion of the “all-in-one education card” in the municipal service card sector, many industry leaders are incorporating the service into their core business through cooperation programs. The service development experienced of Foshan shows that China Mobile, China Telecom and China Unicom have approved “all-in-one education card” operators as the key content providers for their SMS services.  In the meantime, mainstream operators in both the telecom and the cable broadband industries have accepted the “all-in-one education card” as their key content provider partners. Industrial and Commercial Bank of China and Bank of China view the smart student card operators in the “all-in-one education card” sector as their core industrial partners. After the implementation of pilot projects in initial stages, these industrial leaders have found their own vulnerabilities in terms of industrial experience and resource restrictions, and are turning towards cooperation with industrial chains. They therefore pose little competitive threat.

Competitive Advantages and Strategy

The Company believes that its product formulations, price points, relationships, infrastructure, proven quality control standards, and reputation represent substantial competitive advantages. In particular, as compared with existing rival products and services in the market, Foshan’s products have a number of advantages:

1)
Industrial advantages: in addition to using the same municipal card license that many companies in the industries hold, Foshan also has card application development and services experience, which have differentiated Foshan from its -rivals.  In addition to the petty payment settlement platform, Foshan also offers a portfolio of educational, medical, business, and merchant service products, which most of its rivals do not.  In general, Foshan holds distinct advantages in terms of card management and operation, value-added services, and comprehensive product series.

2)
Service advantages: By leveraging the global service structure of Chigo Group which is owned by a majority shareholder of Foshan, Foshan has established an extensive service network that guarantees long-term stable operations;

3)	Current partners advantages:

•
Chigo Group (based in Guangdong Province): a well-known brand in the home electrical appliance industry, with a well-established after-sales service network across China and other countries; the core partner of Foshan;

•
Watsons: the popular chain store of Hutchison Whampoa, a listed company on the Hong Kong Stock Exchange, and a data service client of Foshan; has provided Foshan with a database of more than 5 million VIP customers;

•	China Unicom Foshan City Branch: our quality service provider and a long-term strategic partner;
•	China Mobile Foshan City Branch: a long-term strategic partner; and
•	China Telecom Foshan City Branch: a long-term strategic partner.

In comparison to Chinese competitors, the Company believes it possesses superior technological expertise, products, marketing knowledge, and global relationships.

Growth Strategy

The Company’s vision is to become one of the market leaders in the AIOMS Card Industry which offers superior value-added services for card users. Management intends to grow the Company’s business by pursuing the following strategies:

•	Grow capacity and capabilities in line with market demand increases
•	Enhance leading-edge technology through continuous innovation, research and study
•	Continue to improve operational efficiencies and use of nearly all technical advantages.
•	Further expand into higher value-added segments of the smart card industry.
•	Build a strong market reputation to foster and capture future growth in China.

Existing Facilities

Foshan is located at Feng Gang Road, Lishui, Nanhai District, Foshan City, Guangdong Province, the People’s Republic of China, with a total office space of approximately 9,000 square feet.

Sales and Marketing

Foshan has a current sales and marketing force of 20 personnel, whom are reported to Foshan’s headquarter in Nanhai District, Foshan City and are designated to our consumers’ offices from time to time for after-sales support. Foshan’s marketing strategy is to explore applications for specific regions and industries as follows:

1)
In the education industry, Foshan is going to leverage on the government policy and adopt a business model of low profit margin to supply and provide free equipment as well as equity investment to expand our customer base in the all-in-one education card sector.  Correlating with the new curriculum reform and the college enrollment examination system reform, we are going to cooperate with industrial leaders to a) expand our portfolios with applications for student performance assessment and general performance assessment, b) increase the scope of education services and to improve the loyalty program of all-in-one education card users; and c) solidify our leadership in the all-in-one education card sector;

2)
Foshan based on its existing operations in the student card sector to expand its business into a number of other sectors, including transportation, retail, cultural and medical, and to promote the development and operation of AIOMS Cards through building up of industrial applications;

3)
We will develop and expand the customer base for electronic payment and issue a “Minhang Card”, a high-end electronic payment card for municipal services through collaboration with communication operators including China Mobile, China Telecom and China Unicom, and financial companies including MasterCard, Bank of China and Industrial and Commercial Bank of China, as well as commercial players including Watsons and Chigo. Eventually, we will be able to deliver high-margin electronic payment products to enable interaction of high-quality resources and integration of services;

4)
We will leverage on the business opportunities of the 2008 Beijing Olympic Games and the 2010 Guangzhou Asian Games to expand the scope of AIOMS Card and penetrate additional regions in the near future.

Intellectual Property

Foshan owns the operating right from the Chinese government for the all-in-one municipal smart card system in Foshan City, Guangdong Province, the People’s Republic of China.

Customers

For the twelve month period from January 1, 2005 through December 31, 2006, the Company achieved revenues of $190,570. During the same time period, the Company’s top five customers – ranked by the sales amount sold to each customer – contributed $190,570 in revenues. The following table depicts the top five customers for the twelve-month period from January 1, 2006 through December 31, 2006.

Name of Customer	Sales	% of Total Sales
Guangzhou Watson’s	$68,261	35.82%
Guangzhou Southern Polytechnic University	$67,801	35.58%
Guangdong Zhi Gao Air Conditioning CO. Ltd.	$41,278	21.66%
Dongguan Waiting Lounge	$7,655	4.02%
Foshan Nanhai Guijiang First Secondary School	$5,575	2.92%

Regulation

The Company is subject to regulation by both the PRC central government and by local government agencies.  Since its inception, the Company has been in compliance with applicable regulations.

All all-in-one municipal smart card operators are required to have operating licenses for the operating right in designated cities in the People’s Republic of China.

Legal Proceedings

Foshan is not aware of any significant pending legal proceedings against it.

Property

Foshan does not own any real property.  As mentioned above, it leases approximately 9,000 square feet of office space in Foshan City.

Employees

Foshan has 45 full time and 40 part time employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, AXIO’s ability to raise additional capital to finance its activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Agreement; the future trading of the common stock of AXIO; the ability of AXIO to operate as a public company; its ability to protect its proprietary information; general economic and business conditions; the volatility its operating results and financial condition; its ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in its filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to AXIO that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. AXIO has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. AXIO does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Agreement refer to Eastern Concept, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Agreement refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

Company Overview

Foshan is principally engaged in providing smart card payment systems and related value-added services mainly in the Guangdong province of the People’s Republic of China. Foshan was founded in 2005 by Mr. Li Xinhao, an entrepreneur from Foshan, Guangdong Province in the People’s Republic of China. He is committed to integrated business operations with the AIOMS Card, also known as the All-in-One Municipal Service Card. AIOMS Cards include, but are not limited to, the following: VIP shopping cards, prepaid phone cards, municipal travel cards, student cards, corporate employee cards and lottery sales cards. Foshan is a successful operator of All-in-One Municipal Service Cards (AIOMS Card).  Currently, Foshan has approximately 400,000 student card users, 250,000 corporate card users and 3 million VIP merchant card users.

The MD&A discussion set forth below is based on the audited financial statements of Foshan as of June 30, 2007, December 31, 2006 and December 31, 2005 and the related consolidated statements of operations, shareholders' equity and cash flows for the six months ended June 30, 2007, the year ended December 31, 2006 and the period from November 4, 2005 (date of incorporation) to December 31, 2005. A copy of these financial statements is attached as Exhibit 99.1 hereto.

Six Months Beginning on January 1, 2007 and Ending on June 30, 2007.

Revenues:	$304,057
Cost of Service Rendered:	$189,698
General and Administrative Expenses:	$40,473
Income from Operations:	$73,886
Interest and Sundry Income:	$815
Income Before Taxes:	$74,701
Net Profit:	$54,851

Liquidity and Capital Resources

As of June 30, 2007, cash and bank balances totaled $185,946.

The negative working capital during the period was $(213,403), comprised of cash and bank balances of $185,946, trade receivables from third parties of $27,421, trade receivable from a related party of $21,481, prepayments and deposits of $4,584, income tax recoverable of $5,898 and inventories of $18,701, less trade payables to third parties of $37,170, accrued charges and other payables of $295,515, amounts due to related parties of $16,544 and temporary receipts of $128,205. Net cash provided by operating activities during the period amounted to $134,696. Net cash provided by investing activities amounted to $60,544. Net cash used in financing activities amounted to $(24,696).

Fiscal Year from January 1, 2006 to December 31, 2006

Revenues:	$190,570
Cost of Service Provided:	$169,809
General and Administrative Expenses:	$12,109
Income from Operations:	$8,651
Interest Income:	$159
Income Before Income Taxes:	$8,810
Net Income:	$6,287

Liquidity and Capital Resources

As of December 31, 2006, cash and bank balances totaled $15,402.

The negative working capital during the year was $(79,812), comprised cash and bank balances of $15,402, trade receivables from third parties of $5,797, trade receivable from a related party of $3,946 and prepayments and deposits of $734, less trade payables to third parties of $8,414, accrued charges and other payables of $53,956, amounts due to related parties of $41,239 and income taxes payable of $2,082. Net cash provided by operating activities during the year amounted to $60,581. Net Cash used by investing activities amounted to ($1,368,469). Net cash provided by financing activities amounted to $1,245,047.

Critical Accounting Policies and Estimates

The discussion and analysis of Foshan’s financial condition presented in this section are based upon the audited financial statements of Foshan, which have been prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of the financial statements, Foshan was required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Foshan evaluates its estimates and judgments, including those related to investments, fixed assets, income taxes and other contingencies. Foshan bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” Foshan identified the most critical accounting principals upon which its financial status depends. Foshan determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. Foshan presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Off-Balance Sheet Arrangements. Foshan has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Foshan has not entered into any derivative contracts that are indexed to Foshan’s shares and classified as shareholder’s equity or that are not reflected in Foshan’s financial statements. Furthermore, Foshan does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Foshan does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with Foshan.

Inflation. Foshan believes that inflation has not had a material effect on its operations to date.

Income Taxes. Foshan has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since Foshan had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts as of August 7, 2007. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

Recently Issued Accounting Pronouncements

In September 2006, the SEC issued SAB No. 108 (“SAB 108”), which provides guidance on the process of quantifying financial statement misstatements. In SAB 108, the SEC staff establishes an approach that requires quantification of financial statements errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB 108 would have a material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132I” (“SFAS 158”). SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. The standard also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The adoption of SFAS 158 is not expected to have a material effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair values, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 25, 2007, and interim periods within those fiscal years. SFAS 157 applies under other existing accounting pronouncements that require or permit6 fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS 157 does not require any new fair value measurements. However, the application of this statement may change the current practice for fair value measurements. The Company is currently evaluating the impact of adopting SFAS 157 on its financial position and results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company is currently assessing whether adoption of this Interpretation will have an impact on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits entities to choose to measure financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will be effective for the Company on January 1, 2008. The Company does not expect that the adoption of SFAS 159 will have a material impact on its financial statements.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by AXIO may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address AXIO’s growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from AXIO’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

AXIO does not assume the obligation to update any forward-looking statement. One should carefully evaluate such statements in light of factors described in AXIO’s filings with the SEC, especially on Forms 10-KSB, 10-QSB and 8-K. Listed below are some important factors that could cause actual results to differ from expected or historic results. One should understand that it is not possible to predict or identify all such factors. Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in AXIO’s common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of AXIO’s common stock. There are numerous and varied risks, known and unknown, that may prevent the Registrant from achieving its goals. The risks described below are not the only ones AXIO will face. If any of these risks actually occurs, AXIO’s business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the AXIO’s common stock could decline and investors in AXIO’s common stock could lose all or part of their investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to AXIO, material risks related to Foshan’s industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

AXIO’s future revenues will be derived from the sale of smart cards known as AIOMs cards in several cities of Guangdong Province and elsewhere. There are numerous risks, known and unknown, that may prevent AXIO from achieving its goals including, but not limited to, those described below. Additional unknown risks may also impair AXIO’s financial performance and business operations. AXIO’s business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks.  In such case, the market value of AXIO’s securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under “Business” in this report for further details pertaining to AXIO’s business and financial condition.

Risks Related To Our Company

If AXIO does not obtain financing when needed, its business will fail.

AXIO predicts that Foshan will need approximately $10 million to implement its business plan and meet its capital expenditure needs over the next three years. AXIO currently does not have any arrangements for additional financing and it may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for AXIO’s products, production costs, the availability of credit, prevailing interest rates and the market prices for AXIO’s common stock.

The success of AXIO’s business depends upon the continuing contributions of Benny Lee, its Chief Executive Officer and other key personnel and its ability to attract other employees to expand the business, whereas the loss of key individuals or AXIO’s inability to attract new employees could have a negative impact on AXIO’s business.

AXIO relies heavily on the services of Mr. Benny Lee, the Chief Executive Officer. Loss of the services of Mr. Lee would adversely impact AXIO’s operations. AXIO believes that its future success will depend upon its ability to retain its key employee and its ability to attract and retain other skilled financial and managerial personnel. For example, AXIO presently does not have any directors or officers experienced with public company SEC reporting and financial reporting requirements and AXIO will be required to engage such persons, and independent directors, in order to satisfy the quotation standards of the Over the Counter Bulletin Board on which AXIO’s common stock is traded (not currently required by OTCBB or SEC). In addition, as a result of failure to engage qualified personnel AXIO may be unable to meet its responsibilities as a public reporting company under the rules and regulations of the SEC.  AXIO does not currently maintain any “key man” life insurance with respect to its key employee.

Future sales of AXIO’s equity securities will dilute existing stockholders.

To fully execute its long-term business plan, AXIO may need to raise additional equity capital in the future. Such additional equity capital, when and if it is raised, would result in dilution to AXIO’s existing stockholders.

Subject to its receipt of the additional capital required, AXIO plans to grow very rapidly, which will place strains on management and other resources.

AXIO plans to grow rapidly and significantly expand its operations. This growth will place a significant strain on management systems and resources. AXIO will not be able to implement its business strategy in a rapidly evolving market without an effective planning and management processes. AXIO has a short operating history and has not implemented sophisticated managerial, operational and financial systems and controls. AXIO is required to manage multiple relationships with various strategic partners, and other third parties. These requirements will be strained in the event of rapid growth or in the number of third party relationships, and AXIO’s systems, procedures or controls may not be adequate to support AXIO’s operations and management may be unable to manage growth effectively. To manage the expected growth of AXIO’s operations and personnel, AXIO will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage its growing employee base. AXIO will be required to expand its finance, administrative and operations staff. AXIO may be unable to complete in a timely manner the improvements to its systems, procedures and controls necessary to support future operations, management may be unable to hire, train, retain, motivate and manage required personnel and management may be unable to successfully identify, manage and exploit existing and potential market opportunities.

Risks Related to Our Industry

Market risks

The AIOMS Card market in China is known for its large size, numerous value-added services and highly diversified demands. Our business plan has taken full consideration of the current situation and the trends for AIOMS Cards in China. With a business model of “joint study, joint development and interest sharing”, we seek to improve our acceptance rate in the market and mobilize the resources available to satisfy different demands and minimize market risks.

The risk of disconnection of internal links

The disconnection of internal management links would result in operational risks. During the management process, we will make the best plan to promote comprehensive quality management and implement the PDCA Cycle. By ensuring the management of every link, we plan to avoid management risks.

Cost control risks

We will implement scientific accounting for costs and keep a tight control over the implementation costs of our various smart card projects and out-of-budget expenses to keep cost increases within a controllable scope.

Competition risks

As the ancient Chinese said, know the enemy and know yourself, and you can fight a hundred battles with no danger of defeat. Service quality is the life-or-death core for AIOMS Card operations, and we will adopt targeted competition strategies, and introduce greater innovation and better quality products to differentiate ourselves from market competitors.

Management risks

The exit of personnel, particularly key employees would result in management risks for the company. Therefore, in our management practice, we will do our best to ensure the integration of system-based management with mechanism-based management, rigid management with flexible management, so that we can encourage our employees to grow together with the company while maintaining strict requirements and management. We will give particular care to our key employees in our daily operations. In the middle/later stages, we will consider granting them options, so that key employees will voluntarily link their own career development with the future of the company.

Bankruptcy risks

Should the company be overburdened with debts, it might face a risk of bankruptcy. Therefore, we will take precautions not to incur any unnecessary debt. The borrowing of any necessary major debt shall be discussed and approved by the Board of Directors. Careful study and practical repayment plans shall be made before the borrowing of any debt.

Risks Related to Doing Business in the PRC

Foshan faces the risk that changes in the policies of the PRC government could have a significant impact upon the business Foshan may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, Foshan believes that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While Foshan believes that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect Foshan’s interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social life.

The PRC laws and regulations governing Foshan’s current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on Foshan’s business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing Foshan’s business, or the enforcement and performance of Foshan’s arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. Foshan and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, Foshan is required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. Foshan cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on Foshan’s businesses.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect Foshan’s customers, demand for Foshan’s products and Foshan’s business.

All of Foshan’s operations are conducted in the PRC and all of its revenue is generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, Foshan cannot assure investors that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC could materially reduce the demand for our products and materially and adversely affect Foshan’s business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for Foshan’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase Foshan’s costs and also reduce demand for Foshan’s products.

Governmental control of currency conversion may affect the value of an investment in Foshan.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Foshan receives all of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict Foshan’s ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents Foshan from obtaining sufficient foreign currency to satisfy its currency demands, Foshan may not be able to pay certain of its expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect investments in Foshan.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As Foshan relies principally on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect Foshan’s cash flows, revenues and financial condition. For example, to the extent that Foshan needs to convert U.S. dollars it receives from an offering of its securities into Renminbi for Foshan’s operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on Foshan’s business, financial condition and results of operations. Conversely, if Foshan decides to convert its Renminbi into U.S. dollars for the purpose of making payments for dividends on its common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi that Foshan converts would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to Foshan’s income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 3.2% appreciation of the Renminbi against the U.S. dollar as of May 15, 2006. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

Recent PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents have undergone a number of changes that may increase the administrative burden Foshan faces. The failure by Foshan’s stockholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent Foshan from being able to distribute profits and could expose Foshan and its PRC resident stockholders to liability under PRC law.

SAFE issued a public notice (the “October Notice”) effective November 1, 2005, which requires registration with SAFE by the PRC resident stockholders of any foreign holding company of a PRC entity.  Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in Foshan’s case. While Foshan’s PRC counsel advised it that only the PRC resident stockholders who receive the ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to the October Notice, there can be no assurance that SAFE will not require Foshan’s other PRC resident stockholders to make disclosure. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if stockholder non-compliance will be considered to be a violation of the October Notice by Foshan or otherwise affect Foshan.

In the event that the proper procedures are not followed under the SAFE October Notice, Foshan could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Foshan’s PRC resident stockholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect Foshan’s operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, such as bird flu where most of Foshan’s revenue is derived, could have an adverse effect on Foshan’s operations. Foshan’s operations may be impacted by a number of health-related factors, including quarantines or closures of some of its offices that would adversely disrupt Foshan’s operations. Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect Foshan’s operations.

Because Foshan’s principal assets are located outside of the United States and all of Foshan’s directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on U.S. federal securities laws against Foshan and Foshan’s officers and directors in the U.S. or to enforce U.S. court judgment against Foshan or them in the PRC.

All of Foshan’s directors and officers reside outside of the United States. In addition, Foshan is located in the PRC and substantially all of its assets are located outside of the United States; it may therefore be difficult or impossible for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. federal securities laws against Foshan in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against Foshan or its officers and directors of criminal penalties, under the U.S. federal securities laws or otherwise.

Foshan may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. Foshan may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, Foshan may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.

Risks Relating to the Agreement

AXIO’s Chief Executive Officer, Mr. Benny Lee, beneficially owns 33.1% of the AXIO’s outstanding common stock, which gives him working control over certain major decisions on which AXIO’s stockholders may vote, which may discourage an acquisition AXIO.

As a result of the closing under the Agreement, the AXIO’s sole executive officer, Mr. Benny Lee, will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how AXIO’s other stockholders may vote, including the following actions:

•	Electing or defeating the election of directors;
•	Amending or preventing amendment of AXIO’s Certificate of Incorporation or By-laws;
•	Effecting or preventing a merger, sale of assets or other corporate transaction; and
•	Controlling the outcome of any other matter submitted to the stockholders for vote.

AXIO’s stock ownership profile may discourage a potential acquirer from seeking to acquire shares of AXIO’s common stock or otherwise attempting to obtain control of AXIO, which in turn could reduce AXIO’s stock price or prevent AXIO’s stockholders from realizing a premium over AXIO’s stock price.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, the Registrant expects these new rules and regulations to increase compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public entity, the Registrant also expects that these new rules and regulations may make it more difficult and expensive for the Registrant to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Registrant to attract and retain qualified persons to serve as directors or as executive officers.

Risks Relating to the Common Stock

AXIO’s stock price may be volatile.

The market price of AXIO’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond AXIO’s control, including the following:

•	Additions or departures of key personnel;
•
Limited “public float” following the Share Exchange Agreement, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•	Sales of the common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
•	AXIO’s ability to execute its business plan;
•	Operating results that fall below expectations;
•	Loss of any strategic relationship;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in AXIO’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of AXIO’s common stock.

There is currently no liquid trading market for AXIO’s common stock and AXIO cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for AXIO’s common stock. AXIO cannot predict how liquid the market for AXIO’s common stock might become. AXIO’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol AXIO. AXIO currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards on a higher exchange, or that its common stock will be accepted for listing on any such exchange. Should AXIO fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of AXIO’s common stock could suffer, the trading market for AXIO’s common stock may be less liquid and AXIO’s common stock price may be subject to increased volatility.

AXIO’s common stock may be deemed a “penny stock”, which would make it more difficult for investors to sell their shares.

AXIO’s common stock may be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if AXIO has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If AXIO remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for AXIO’s securities. If AXIO’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of AXIO’s securities.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of AXIO’s common stock may cause the price of AXIO’s common stock to decline.

If AXIO’s stockholders sell substantial amounts of common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of AXIO’s common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult AXIO’s ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that AXIO deems reasonable or appropriate. Additional shares of common stock will be freely tradable upon the earlier of: (i) effectiveness of the registration statement AXIO is required to file; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

Provisions of AXIO’s Articles of Incorporation and Nevada law could deter a change of control, which could discourage or delay offers to acquire AXIO.

Provisions of AXIO’s Articles of Incorporation and Nevada law may make it more difficult for someone to acquire control of AXIO or for AXIO’s stockholders to remove existing management, and might discourage a third party from offering to acquire AXIO, even if a change in control or in management would be beneficial to stockholders. For example, AXIO’s Articles of Incorporation allows AXIO to issue 5,000,000 shares of preferred stock without any vote or further action by stockholders.

Volatility in AXIO’s common stock price may subject AXIO to securities litigation.

The market for AXIO’s common stock is characterized by significant price volatility when compared to seasoned issuers, and AXIO expects that its share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. AXIO may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against AXIO’s directors, officers and employees under AXIO’s Articles of Incorporation, By-Laws and Nevada law, and the existence of indemnification rights to AXIO’s directors, officers and employees may result in substantial expenditures by AXIO and may discourage lawsuits against AXIO’s directors, officers and employees.

Pursuant to Section 78.7502 of the Nevada Revised Statutes, the Company will indemnify to the fullest extent permitted by, and in the manner permissible under law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was director, officer, employee or agent of the corporation, or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. It also covers costs. The Company may pay advancements towards these expenses. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 4 of AXIO’s Articles of Incorporation provides for indemnification in favor of directors, officers, employees and agents of AXIO to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Nevada. Indemnified persons are held harmless against any and all of the expenses, liabilities, judgments, fines, amounts paid in settlement or other matters. The corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, which or not the corporation would have the power to indemnify him or her.

Section 7.1 of AXIO’s By-Laws provides, among other things, that the corporation will indemnify to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, as in effect at the time of the determination, any current or former director or officer of the Corporation who was or is a party or is threatened to be made a party to any proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or any of its subsidiaries, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner the director or  officer reasonably believed was in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, the director or officer, in addition, had no reasonable cause to believe that the director's or officer's conduct was unlawful.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 18, 2007, the number of shares of the Company’s Common Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Registrant’s voting stock, and by each of the Registrant’s directors and executive officers and by all its directors and executive officers as a group. The addresses of the beneficial owners are set forth below.

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power

Common	East Sincere Management Limited Benny Lee - CEO, CFO and Sole Owner [Director, CEO and CFO of AXIO] Flat A-1, 2/F, Maiden Court 46 Cloud View Road, Hong Kong	16,544,117	33.1%

Common	Profit Gain Management Limited Mon Hung Lew – CEO and Sole Owner Suite 1606-7, 16F, Great Eagle Centre 23 Harbour Road, Hong Kong	17,407,550(3)	34.8%

Common	All Officers and Directors as a Group (1 person)	16,544,117	33.1%

(1) Calculation based on 50,000,000 shares outstanding as of October 18, 2007.
(2) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(3) East Sincere Management Limited is the holder of a Proxy, dated October 26, 2007, from Profit Gain Management Limited pursuant to which Profit Gain appointed East Sincere as its proxy to vote at any special or annual meeting that may be called for a period of six months. East Sincere may be considered to be the beneficial owner of the 17,407,550 shares held by Profit Gain.

Directors and Executive Officers

The following table sets forth information regarding the sole member of our board of directors and our executive officer. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

As a result of the exchange of a majority of AXIO’s common stock for all of the share capital of Eastern Concept, the Eastern Concept Shareholder and his designee have acquired majority control of the outstanding common stock of AXIO and have appointed their candidate, Benny Lee, to the Board of Directors at closing of the reverse merger of Eastern Concept into AXIO.  Mr. Lee continues to serve as the sole director.

Name	Age	Position
Benny Lee	65	Chairman, CEO, CFO and Secretary

Biographies

Benny Lee, Chairman, CEO, CFO and Secretary – 65

Benny Lee had extensive experiences in senior marketing and operations positions with MasterCard International and American Express.

Earlier in his career, Mr. Lee held various regional senior operation and customer relations positions with American Express, first as Director-operations, Asia/Pacific, with American Express Reservations, and later with American Express Card Division for over 13 years.

Starting in 1983, as Vice President-International, Asia/Pacific, for MasterCard, Mr. Lee was responsible for the expansion of the MasterCard membership network in the Asia/Pacific region by first getting Nanyang Commercial Bank to convert its Federal Card to Federal MasterCard and thus, initially break-through into the China card market. Based in Hong Kong, he assisted many financial institutions in Asia/Pacific in initiating MasterCard operations, including Bank of China when it introduced The Greatwall MasterCard, the first credit card in China. In 1990, Mr. Lee was transferred to Canada, where as Vice President-Canada Region, he opened the first MasterCard office in Toronto.

Mr. Lee left MasterCard International Card and joined MBf Card as President, MBf Card International.  He was responsible in setting up card centers in HK, PNG, Fiji, Vietnam and Myanmar and formulated local joint ventures in Taiwan, Thailand and other S.E. Asian countries. He left MBf and returned to Canada in 1994 and soon after, he joined Pacific Asia Capital Ltd. a boutique merchant banking company as president. He finalized several projects including setting up of a credit card company in Thailand.

In 1995, Mr. Lee joined Western Union Financial Service International where he served as President-Asia Region, responsible for business development and agent network management in countries of the Pacific Rim. He expanded the Western Union network by signing the China Post Office as agent in China and Bank of International Indonesia and some others. In 1996, he co-found, InterPay International Group Ltd. with his associates in Malaysia. He has served as President, responsibility for business development and franchise management for InterPay around the world. He was elected as Executive Chairman and holding the position since 2002. Mr. Lee has also been serving in the Board of Director of iSynergy Card and Payment Services, which is one of the MasterCard members in Malaysia and the largest loyalty card issuer in the country. InterPay Group is a shareholder and management company of iSynergy.

In 2004, Mr. Lee was invited to the board of Asia Payment Systems, Inc. as a director and subsequently became an executive director and then president, stationing in Shanghai in May, 2005. In September, 2006, Mr. Lee resigned from Asia Payment and terminated the relationship. He then, incorporated Invest Asia Ltd. (BVI) to provide management and consultant services. He has been successful in helping Oxford Investment Holding Ltd. of Canada (OTC BB ‘oxihf’) in acquiring the interest of companies in payment and consumer related businesses under Ko Ho Management Ltd. (BVI).

Meetings of Our Board of Directors

The Registrant’s Board of Directors took all actions by unanimous written consent without a meeting during the fiscal year ended December 31, 2006. Foshan’s Board of Directors held no formal meetings during the period commencing on January1, 2007 and ending on June 30, 2007.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

The Company paid nil to its directors for service as directors in 2006, and the Company has not paid its directors any separate compensation in respect of their services on the board. However, in the future, the Company intends to implement a market-based director compensation program.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE
(all figures in US Dollars)

Name of Officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total

Benny Lee	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-
	2004	-	-	-	-	-	-	-	-
Duane Bennett	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-
	2004	-	-	-	-	-	-	-	-
Lawrence Nault	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-
	2005	-	-	100,000	-	-	-	-	100,000

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the year ended December 31, 2006.

During the year ended December 31, 2006, none of the named executive officers exercised any stock options.

Employment Agreements

The Company has no employment agreements with any of its employees.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans; however the Company is currently deliberating on implementing an equity compensation plan.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability; however, the Company is in the process of investigating the availability of such insurance.

Certain Relationships and Related Transactions

AXIO originally incorporated in Massachusetts as Axiom First Corporation on May 22, 2003. Northeast Nominee Trust owned 100% of Axiom First Corporation. AXIO also created a second corporation, Axiom Second Corporation, which was also incorporated in Massachusetts on May 22, 2003. Axiom First owned, and continues to own, 100% of its subsidiary, Axiom Second Corporation. The next month, on June 12, 2003 director Bennett deeded to Axiom Second Corporation the property located at 80 Cochran Street in Chicopee, Massachusetts. In June 2004, AXIO incorporated Axiom III, Inc., a Nevada corporation. By agreement dated June 30, 2004, Northeast Nominee Trust entered into a share exchange with Axiom III, Inc., in which the trust exchanged its 100% ownership in Axiom First Corporation for 2,500,000 shares of Axiom III, Inc., and Axiom III, Inc. assumed 100% ownership of Axiom First Corporation and its subsidiary. Bennett is the Trustee and beneficial owner of the Northeast Nominee Trust, and is also the Chief Executive Officer and Director of AXIO.

Bennett is the beneficial owner of 1,000,000 shares of common stock of AXIO held by the Northeast Nominee Trust through his position as Trustee. As part of the transaction, Bennett will retain ownership of said 1,000,000 shares of common stock, and will agree with the Company not to sell in excess of 10,000 shares per day for a one year period of time pursuant to a Leak-Out Agreement.

As part of the consideration for the share exchange transaction, the Eastern Concept Shareholder paid the sum of $262,500 to the Northeast Nominee Trust. As previously mentioned, Bennett is Trustee and a beneficial owner of the Northeast Nominee Trust.

Except for the transactions described above, there are no proposed transactions and no transactions during the past two years to which the Company was (or is) a party, and in which any officer, director, or principal stockholder, or their affiliates or associates, was also a party.

Description of Securities

The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value. The Company is also authorized to issue 5,000,000 shares of preferred stock, par value $.001

Common Stock

The holders of common stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The Articles of Incorporation of the Company provide for 5,000,000 shares of preferred stock, $.001 par value, which may be issued in series. The Board of Directors is empowered to fix and determine the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof.

Registration Rights

None.

Market Price and Dividends

Foshan is, and has always been, a privately-held company. There is not, and never has been, a public market for the securities of Foshan. The Registrant’s common stock is approved for trading on the OTC Bulletin Board under the symbol AXIO, but there is currently no liquid trading market.

For the foreseeable future, except for the special cash distribution, the Company does not intend pay cash dividends to its stockholders. Foshan does not intend to pay any cash dividends to its parent shareholder.

Indemnification of Directors and Officers

Pursuant to Section 78.7502 of the Nevada Revised Statutes, the Company will indemnify to the fullest extent permitted by, and in the manner permissible under law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was director, officer, employee or agent of the corporation, or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. It also covers costs. The Company may pay advancements towards these expenses. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 4 of AXIO’s Articles of Incorporation provides for indemnification in favor of directors, officers, employees and agents of AXIO to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Nevada. Indemnified persons are held harmless against any and all of the expenses, liabilities, judgments, fines, amounts paid in settlement or other matters. The corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, which or not the corporation would have the power to indemnify him or her.

Section 7.1 of AXIO’s By-Laws provides, among other things, that the corporation will indemnify to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, as in effect at the time of  the determination, any current or former director or officer of the Corporation who was or is a party or is threatened to be made a party to any proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or any of its subsidiaries, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner the director or  officer reasonably believed was in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, the director or officer, in addition, had no reasonable cause to believe that the director's or officer's conduct was unlawful.

Trading Information

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “AXIO,” but there is currently no liquid trading market. The challenge for the Company will be to educate the market as to the values inherent in a smart card business located in China, and to develop an actively trading market.

The transfer agent for our common stock is Guardian Registrar & Transfer, Inc., 7951 Southwest 6th Street, Suite 216, Plantation, FL 33324, Attn: Elson Soto, Jr. Tel: (954) 915-0105.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the minutes of a Board meeting held on October 9, 2007, the Board of Directors of the Company accepted the resignation of Mr. Lawrence Nault, President of the Company, and Mr. Karl Kapinos as Secretary of the Company. The Board appointed Mr. Duane Bennett as Chief Executive Officer of the Company, effective as of October 9, 2007. Mr. Bennett is also the sole director of the Registrant.

From 2003 to the present Mr. Bennett has been the founder and a Director of the Registrant.

From 1997 to 2004, Mr. Bennett was President of ABC Realty, Inc., a publicly reporting company and a licensed real estate brokerage, which provided real estate brokerage services within the Charlotte, North Carolina area. Mr. Bennett was brokering private vacant land development transactions. From 1995 to August 2004, Mr. Bennett was also the President of Xenicent, Inc., a publicly reporting company that began as a real estate investment company engaged in the purchase and sale of raw land primarily in and around North Carolina. In 2003, Xenicent along with Mr. Bennett acting as director and majority shareholder entered into a deal to acquire a 60% subsidiary interest in a Taiwanese company called Giantek Technology Corporation. Giantek was primarily engaged in the production of light emitting diode (LED) display systems for use in the sport and transportation industries. In 2004, the 60% subsidiary interest agreement that was entered into in 2003 was mutually rescinded as a result of an inability of the Giantek shareholders to raise the investment capital originally anticipated in the 2003 agreement.

From 1999 to 2000, Mr. Bennett was the sole owner, president, and chief executive officer of Internet Funding Corp., a private company which sought to develop the operations of and arrange capital financing for development stage Internet companies in the Charlotte, North Carolina area. From 1991 until 1995, Mr. Bennett was chief executive officer and president of Bennett International Businesses, a sole proprietorship he owned, based in Charlotte, North Carolina. He was in charge of revising all business plans for potential private investment, as well as a proposal to build 129,000 prefabricated houses per year in five separate factories. The houses were to be built out of steel and cement and lifted by crane to their final location. Mr. Bennett did construct a model prototype; however, the project never came to fruition. Bennett International Businesses also explored investment opportunities in China, Mexico, South Africa and Chile. From 1995 to 1996, Mr. Bennett also operated Premier Builders and Developers, a company that developed land in the Charlotte, North Carolina area. From 1991 to 1996, Mr. Bennett was the sole owner and president of Goodex, Inc., a private company involved in buying, selling, and renovating homes in the Springfield, Massachusetts area.

As a result of the exchange of a majority of AXIO’s common stock for all of the share capital of Eastern Concept, the Eastern Concept Shareholder and his designee have acquired majority control of the outstanding common stock of AXIO and have appointed their candidate to the Board of Directors at closing. Mr. Benny Lee is the sole director since the resignation of Mr. Bennett.

As of the Closing of the acquisition of Foshan, Benny Lee remained as a Director and he remained the Chief Executive Officer, Chief Financial Officer and Secretary of the Registrant. The new Board of Directors will continue to consist of Mr. Benny Lee, as the sole director.

Reference is made to pages 19-20 hereof for a complete biography of the new director and executive officer of the Company.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Benny Lee had or will have a direct or indirect material interest, other than the Benny Lee’s ownership of shares of common stock in the Registrant pursuant to the Agreement. Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management.” In addition, the Registrant does not have an employment contract with Mr. Lee.

Item 5.06.                      Change in Shell Company Status

As a result of the consummation of the transactions contemplated by the Agreement, AXIO believes that it will no longer be a “shell company;” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.                      Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Foshan’s Balance Sheets as of June 30, 2007, December 31, 2006 and December 31, 2005 and the related consolidated statements of operations, shareholders' equity and cash flows for the six months ended June 30, 2007, the year ended December 31, 2006 and the period from November 4, 2005 (date of incorporation) to December 31, 2005 have been attached as Exhibit 99.1 hereto.

(b)           Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement by and among AXIO, Bennett, Eastern Concept, the Eastern Concept Shareholder, Foshan and the Foshan Shareholders, dated October 10, 2007.
2.2	Share Exchange Agreement by and among Eastern Concept Corporate Consulting (Shenzhen) Limited, Xinghao LI, and June CHEN, dated November 6, 2007.
3.1	Articles of Incorporation of AXIO (incorporated by reference from Exhibit 3.1 to a registration statement on Form SB-2 filed with the Commission on December 3, 2004)
3.2	By-laws of AXIO (incorporated by reference from Exhibit 3.2 to a registration statement on Form SB-2 filed with the Commission on December 3, 2004)
21.1	List of Subsidiaries
99.1
Consolidated balance sheets of Foshan and its subsidiary as of June 30, 2007, December 31, 2006 and December 31, 2005 and the related consolidated statements of operations, shareholders' equity and cash flows for the six months ended June 30, 2007, the year ended December 31, 2006 and the period from November 4, 2005 (date of incorporation) to December 31, 2005.

99.2
(a)  AXIO’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007.
(b)  AXIO’s Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine month period ended September 30, 2007.
(c)  AXIO’s Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2007	AXIOM III, INC.

	By:	/s/ Benny Lee
Benny Lee
Chief Executive Officer